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
                                                                                                            Exhibit 11.1

                                                      The CIVISTA Corporation
                                                 Computation of Earnings Per Share


                                                             Three-Months Ended                     Nine-Months Ended
                                                                  June 30,                             June 30,
                                                    ------------------------------------- -------------------------------------
                                                        1994                   1993            1994                  1993
                                                     ----------            -----------      -----------          ------------
Computation of primary earnings
   per share:

Weighted average number of
   common shares outstanding                             3,492,904          3,479,288          3,491,688          3,476,506

Add common stock equivalents for shares
   issuable under stock option plan (1)                    178,566            137,398            167,312            119,952
                                                     -------------      -------------      -------------       ------------

   Weighted average number of shares
   outstanding adjusted for common
   stock equivalents                                     3,671,470          3,616,686          3,659,000          3,596,458
                                                     =============      =============      =============       ============

Net earnings                                         $   2,549,280          3,530,254          8,405,146         10,147,674
                                                     =============      =============      =============       ============


Primary earnings per share                           $         .69                .98               2.29               2.82
                                                     =============      =============      =============       ============

   (1)    Additional shares issuable were derived under the treasury stock method using average market price during the period.
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